AMENDMENT NO. 2

AMENDMENT TO

LICENSE AND COLLABORATION AGREEMENT

THIS AMENDMENT TO LICENSE AND COLLABORATION AGREEMENT (this “Amendment”), is entered into this 25th day of June 2007 (the “Effective Date”) by and between Santaris Pharma A/S, a Danish corporation having its principal place of business at Hørsholm, Denmark (“Santaris”), and Enzon Pharmaceuticals, Inc., a Delaware corporation having its principal place of business at Bridgewater, New Jersey 08807 (“Enzon”). Santaris and Enzon may be referred to herein individually as a “Party” or collectively, as the “Parties”.

BACKGROUND

WHEREAS, Enzon and Santaris entered into the License and Collaboration Agreement dated July 26, 2006 (the “Agreement”); and

WHEREAS, Enzon and Santaris desire to amend and restate certain provisions of the Agreement.

NOW, THEREFORE, in consideration of the covenants and obligations expressed herein and intending to be legally bound, and otherwise bound by proper and reasonable conduct, the Parties agree as follows:

1. Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Agreement.

2. The table in Section 6.1(a) of the Agreement is hereby amended and restated in its entirety as follows:

Development Milestone	Time to Achieve

[**Redacted**] after delivery (or such longer period of time as extended pursuant to Section 5.5) by Santaris of the Accepted LNA Compound
[**Redacted**]	(a) [**Redacted**] in respect of [**Redacted**]; (b) [**Redacted**] after [**Redacted**]; and (c) in respect of other Selected LNA Compounds, [**Redacted**] after [**Redacted**]

3. Except as set forth in this Amendment, the Agreement shall remain in full force and effect.

4. Resolution of all disputes arising out of or related to this Amendment or the performance, enforcement, breach or termination of this Amendment and any remedies relating thereto, shall be governed by and construed under the substantive Laws of the State of New York, without regard to conflicts of law rules that would provide for application of the Law of a jurisdiction outside New York. To the extent there is any such dispute, such dispute will be handled in accordance with the procedures set forth in Section 13 of the Agreement.

5. This Amendment may be executed in two or more counterparts (including by facsimile or .pdf file) each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Parties have executed this Amendment in duplicate originals by their proper officers as of the date and year first above written.

SANTARIS PHARMA A/S		ENZON PHARMACEUTICALS, INC.

By:	/s/ Keith McCullagh	By:	/s/ Ivan Horak

NAME:	Keith McCullagh	NAME:	Ivan Horak
TITLE:	Chief Executive Officer	TITLE:	Chief Scientific Officer

By:	/s/ Henrik Stage

NAME:	Henrik Stage
TITLE:	Chief Financial Officer